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                                                                   EXHIBIT 10.11

                     BAMBOO.COM APPROVED WEB PRO AGREEMENT
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COMPANY:_____________________           EFFECTIVE DATE:_________________________

ADDRESS:_____________________
        _____________________


     THIS BAMBOO.COM APPROVED WEB PRO AGREEMENT (the "Agreement"), effective as of the Effective Date, between bamboo.com, Inc. ("bamboo.com"), and Company sets forth the terms and conditions governing certain marketing and other services to be performed by the parties. Additional terms and conditions and definitions of certain capitalized terms appear on the reverse side of this Agreement. In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. PROVISION OF PRODUCTION SERVICES; EXCLUSIVITY
   ---------------------------------------------

   1.1  Sales and Billing. Bamboo.com will be responsible for receiving and
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fulfilling orders and invoicing and collecting revenues for all sales of
Production Services. Bamboo.com will assign Company a sales origination partner code for Company's customers to use when submitting orders for Production Services to bamboo.com via telephone, facsimile, or electronic forms.

   1.2  Image Capturing; Processing and Linking. Bamboo.com will have sole
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responsibility for, and will bear all costs associated with, capturing images at designated sites through its Service Provider Network and processing captured images to create Bamboo.com Images. Bamboo.com will host Bamboo.com Images on its servers, or those of its affiliates, and will provide to Company a URL link and available identifying listing information for each Bamboo.com Image purchased by Company's customers. Company will use commercially reasonable efforts to link each such Bamboo.com Image to the appropriate listings on the Hosted Sites by the end of the business day following the day bamboo.com makes such Bamboo.com Image available on the bamboo.com server or those of its affiliates.

   1.3  Exclusivity. Bamboo.com will be the exclusive provider of Virtual Tour
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Images for the Company Sites. Company will not directly or indirectly promote or act as a provider of Virtual Tour Images, nor will it promote, display ads for, or use the services of any third party acting in such capacity. In addition, Company will not permit any Virtual Tour Images, or related services or technology, of any third party to be posted to, linked to or otherwise made accessible through the Company Sites. This provision does not prohibit Company customers that use a provider of Virtual Tours Images other than bamboo.com to link or post to the Hosted Sites.

2. MARKETING AND PROMOTION
   -----------------------

   2.1  Company Sites. Company agrees to prominently market and promote the
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bamboo.com branded Production Services on the Company Sites. Such marketing and promotion will include bamboo.com approved electronic order forms permitting Company's customers to submit orders for Production Services to bamboo.com via the Internet. Additionally, Company shall display bamboo.com's logo on a prominent page within each Company Site and shall use commercially reasonable efforts to cause Hosted Sites to display bamboo.com's logo as well. Such logo, when clicked on, will link directly to an electronic order form permitting Company's customers to submit orders for Production Services to bamboo.com via the Internet. Company shall display the words "Bamboo.com Approved Web Pro" prominently on the Company Sites.

   2.2  Bamboo.com Site. Bamboo.com will market and promote Company, including
        ---------------
use of a logo, as a partner on the bamboo.com Web site.

   2.3  General Marketing. Bamboo.com will create and deliver to Company, a
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demonstration CD and branded templates to be used by Company to produce co-
branded brochures and other marketing materials. Company will market the Production Services in sales presentations and marketing activities with real estate customers. As appropriate, Company will promote the Production Services through its seminars, training and conferences and at real estate tradeshows it attends. Company may be requested to participate in press releases and other marketing initiatives from time to time. Company will not unreasonably withhold approval.

   2.4  Listing Creation/Editing. As appropriate, Company will provide a
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mechanism for real estate customers to order branded Production Services when creating their listing or editing their web site.

3. FEES
   ----

   During the Term of this Agreement, bamboo.com will pay quarterly fees to Company based on sales of Production Services ("Transaction Fees") as follows:

   3.1 With respect to all Company Originated Orders fulfilled by bamboo.com during the Term through which Bamboo.com Images are linked to a Company Site or a Hosted Site, bamboo.com will pay to Company for each calendar quarter, 5% of Net Revenues collected from Production Services so sold during the quarter.

   3.2 No Transaction Fees will be due hereunder (i) with respect to Production Services sold to third parties other than as expressly set forth above and (ii) with respect to any Production Services bamboo.com distributes on a promotional basis free of charge or at a discounted price.

4. TERM
   ----

   4.1  Term. This Agreement will commence on the Effective Date and continue
        ----
for a period of six (6) months, and will be automatically renewed for successive six (6) month periods unless either party notifies the other in writing not less than forty-five (45) days prior to the end of the then-current term of its intention to terminate this Agreement as of the end of such term.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


BAMBOO.COM, INC.                        COMPANY NAME:______________________


By:   _____________________              By:  _____________________________

Name: _____________________              Name:_____________________________
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Title:  _______________________           Title: ___________________________


                             ADDITIONAL PROVISIONS

1.  Certain Defined Terms
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"Bamboo.com Image" means an electronic Image of a property produced by or on behalf of bamboo.com.

"Bamboo.com Technology" means all Bamboo.com Images and software and hardware, including the demonstration CD, and including the Bamboo.com for Java Software, used to capture, process and view Bamboo.com Images.

"Company Originated Orders" means any legitimate order bamboo.com receives during the Term, for Production Services via telephone, facsimile, or electronic order form from a Company customer referencing Company's assigned sales origination partner code.

"Company Sites" means the collection of HTML documents, other than Hosted Sites, residing on servers operated by or for Company or its affiliate and accessible on or after the effective date via the Internet.

"Confidential Information" means any trade secrets, confidential data or other confidential information, oral or written, relating to or used in the business of the other party (the "Disclosing Party"), that a party may obtain from the Disclosing Party during the Term (the "Confidential Information"). The terms of this Agreement will constitute Confidential Information, except to the extent that bamboo.com discloses such information in good faith to a legitimate potential, or actual, strategic investor, investment banker, venture capital firm or consultant, or as required by statute, regulation or other law.

"Hosted Sites" means the collection of HTML documents that Company or an affiliate creates and/ or hosts for its customers on its servers, or residing on servers operated by or for Company or its affiliate, and accessible on or after the Effective Date via the Internet.

"Net Revenues" means the gross amount received by bamboo.com for sales of the Production Services less twenty-five (25%) covering: (i) refunds, discounts, promotions, credits and allowances, (ii) packaging, handling fees and freight,
(iii) sales taxes and other governmental charges, and (iv) reasonable provisions for doubtful colleltions.

"Production Services" means services provided by or on behalf of bamboo.com in producing Bamboo.com Images.

"Service Provider Network" means the network of individuals with whom bamboo.com has entered into agreements to capture images at designated sites on bamboo.com's behalf.

"Term" means the Initial Term of this Agreement and the Renewal Terms, if any, as set in forth in Section 4 on the first page of this Agreement.

"Virtual Tour Images" means 360, three-dimensional, virtual reality, virtual tour, virtual walkthrough or other similar images, or production services for such images.

2.  Invoices; Reports; Payment of Fees
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    Calculation of quarterly Transaction Fees will commence immediately for the calendar quarter in which the Effective Date occurs. Bamboo.com will make all payments of Transaction Fees net thirty (30) days from the end of each calendar quarter. With each quarterly payment, bamboo.com will provide a report stating the number of Bamboo.com Images sold in accordance with this Agreement during the quarter and providing a calculation of the Transaction Fees payable.

3.  Bamboo.com Technology
    ---------------------

    3.1 All Bamboo.com Technology, is, and at all times will remain, the exclusive property of bamboo.com, and no provision of this Agreement implies any transfer to Company of any ownership interest in any Bamboo.com Technology.

    3.2 Bamboo.com hereby grants to Company a nonexclusive, worldwide, royalty-free, nontransferable license to include links to the Bamboo.com Images on the Company Sites and Hosted Sites solely for the purposes contemplated in this Agreement. Company will not distribute, modify, edit, or prepare derivative works from the Bamboo.com Images without the prior written permission of bamboo.com. The foregoing license does not include any right to grant or authorize sublicenses.

4.  Trademarks
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    4.1   Bamboo.com owns and at all times will continue to own the trademarks, service marks and/or trade names BAMBOO.COM and the bamboo.com logo, as well as any name or mark bamboo.com may subsequently adopt as a trade name or to designate the Production Services (collectively, the "Bamboo.com Marks"), and Company will not take any actions inconsistent with bamboo.com's ownership rights. Company owns and at all times will continue to own the trademarks, service marks and/or trade names customarily used by Company during the Term (the "Company Marks"), and bamboo.com will not take any actions inconsistent with Company' ownership rights. Each party's use of the other party's marks will not create in the using party any right, title or interest therein or thereto, and all such use will inure to the exclusive benefit of other party.

    4.2 Subject to the restrictions set forth herein, bamboo.com hereby grants Company a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Bamboo.com Marks, during the Term, with bamboo.com's prior written approval, which bamboo.com will not unreasonably withhold or delay, solely in connection with promotion and marketing of the Production Services. Subject to the restrictions set forth herein, Company hereby grants bamboo.com a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Company Marks, during the Term, solely in connection on with promotion and marketing of the Production Services. At the reasonable request of either party, the other party will provide assistance with the protection and maintenance of the marks of the requesting party. Each party may only use the marks of the other party as expressly permitted herein and agrees to use the marks of the other party in a manner commensurate with the style, appearance and quality of the other party's services and/or products bearing such marks.

5.  Limitation on Grant of Rights
    -----------------------------
    Except as expressly provided herein, neither party receives any other right or license to the technology or intellectual property of the other party.

6.  Termination
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    6.1   Upon termination or expiration, (i) Company and bamboo.com will cease all use of marks of the other party and (ii) Company will remove links to Bamboo.com Images from all Company Sites and Hosted Sites within a commercially reasonable time consistent with bamboo.com's Terms and Conditions set forth on the bamboo.com Web site.

    6.2 This Agreement will terminate in the event a party breaches any material term, condition or representation of this Agreement or materially fails to perform any of its material obligations or undertakings hereunder, and fails to remedy such default within sixty (60) days after being notified by the non-breaching party of such breach or failure; provided, however, that the non-breaching party will not unreasonably withhold or delay its consent to extend the cure period if the breaching party has commenced cure during the sixty-day notice period and pursues cure of the breach in good faith. Notwithstanding the foregoing, bamboo.com may terminate this Agreement in its sole discretion, upon ten (10) days prior written notice, if Company fails to comply with bamboo.com's general rules and guidelines governing the Web Pro Program.

    6.3 The provisions of Sections 3.1, 4.1, 5, 6.1, 6.3, 7, 8 and 9 of these Additional Terms and Conditions will survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties will cease upon expiration or termination of this Agreement.

7.  Confidentiality
    ---------------

    Each party agrees to treat the other party's Confidential Information with the same degree of care as it maintains its own information of a similar nature. Each party will use at least the same procedures and degree of care which it uses to protect the confidentiality of its own Confidential Information of like importance, and in no event less than reasonable care.

8.  No Warranties; Limitation of Liability
    --------------------------------------

    BAMBOO.COM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE ANY GOODS OR SERVICES PROVIDED BY THIS AGREEMENT. EXCEPT WITH RESPECT TO A BREACH BY EITHER PARTY OF ITS OBLIGATIONS DESCRIBED IN SECTION 1.3 ON THE FIRST PAGE OF THIS AGREEMENT OR SECTION 7 OF THESE ADDITIONAL TERMS AND CONDITIONS, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

9.  Miscellaneous
    -------------

    Any notice required or permitted by this Agreement will be deemed given if sent by registered mail, postage prepaid, addressed to the other party at the address set forth within this Agreement. Delivery will be deemed effective three
(3) days after deposit with postal authorities. Nonperformance of either party will be excused to the extent that performance is rendered impossible by storm, lockout or other labor trouble, riot, war, rebellion, strike, fire, flood, accident or other act of God, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the gross negligence or willful misconduct of the non-performing party. The relationship of bamboo.com and Company established by this Agreement is that of independent contractors. Company shall ensure that all of Company's customers comply with all applicable provisions of this Agreement, and Company shall indemnify, defend and hold bamboo.com harmless from and against any costs, liability and expenses (including without limitation attorney's fees) arising in connection with any breach by Company's customers of any provision of this Agreement. This Agreement will be governed by and construed under the laws of the State of California without reference to conflict of laws principles. This Agreement, together with all exhibit and attachments hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. Neither party may assign
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this Agreement, or assign or delegate any right or obligation hereunder, without the prior written consent of the other party; provided, however, that either party may assign this Agreement or assign or delegate its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. This Agreement may be executed by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.